Exhibit 99.1

Media Contact:	William H. Galligan	Phone:	816/983-1551
bgalligan@kcsouthern.com

Kansas City Southern Provides Full-Year 2014 Guidance Update

Kansas City, Mo., September 16, 2014 –Kansas City Southern (KCS) (NYSE: KSU) today updated its guidance for full-year 2014 earnings. The Company now expects its full-year adjusted operating ratio to improve by approximately 150 basis points from the 68.8% reported in 2013, primarily due to strength in the grain and automotive commodity groups. The Company also expects its adjusted effective tax rate to be between 33% and 34%, about a 1% reduction from the rate assumed in the previous full-year 2014 guidance. As a result of these revisions, the Company now expects full-year 2014 adjusted diluted earnings per share growth in the high-teens. The Company is maintaining its previous guidance of mid-single digit volume growth and high-single digit revenue growth.

Adjusted diluted earnings per share excludes the after-tax impacts of lease termination costs, debt retirement costs, and foreign exchange rate fluctuations; the adjusted operating ratio excludes lease termination costs; and the adjusted effective tax rate excludes the impacts of foreign exchange rate fluctuations.

Headquartered in Kansas City, Mo., Kansas City Southern is a transportation holding company that has railroad investments in the U.S., Mexico and Panama. Its primary U.S. holding is The Kansas City Southern Railway Company, serving the central and south central U.S. Its international holdings include Kansas City Southern de Mexico, S.A. de C.V., serving northeastern and central Mexico and the port cities of Lázaro Cárdenas, Tampico and Veracruz, and a 50 percent interest in Panama Canal Railway Company, providing ocean-to-ocean freight and passenger service along the Panama Canal. Kansas City Southern’s North American rail holdings and strategic alliances are primary components of a NAFTA Railway system, linking the commercial and industrial centers of the U.S., Mexico and Canada.

This news release contains “forward-looking statements” within the meaning of the securities laws concerning potential future events involving KCS and its subsidiaries, which could materially differ from the events that actually occur. Words such as “projects,” “estimates,” “forecasts,” “believes,” “intends,” “expects,” “anticipates,” and similar expressions are intended to identify many of these forward-looking statements. Such forward-looking statements are based upon information currently available to management and management’s perception thereof as of the date of this news release. Differences that actually occur could be caused by a number of external factors over which management has little or no control, including: competition and consolidation within the transportation industry; the business environment in industries that produce and use items shipped by rail; loss of the rail concession of KCS’ subsidiary, Kansas City Southern de México, S.A. de C.V.; the termination of, or failure to renew, agreements with customers, other railroads and third parties; interest rates; access to capital; disruptions to KCS’ technology infrastructure, including its computer systems; natural events such as severe weather, hurricanes and floods; market and regulatory responses to climate change; credit risk of customers and counterparties and their failure to meet their financial obligations; legislative and regulatory developments and disputes; rail accidents or other incidents or accidents on KCS’ rail network or at KCS’ facilities or customer facilities involving the release of hazardous materials, including toxic inhalation hazards; fluctuation in prices or availability of key materials, in particular diesel fuel; dependency on certain key suppliers of core rail equipment; changes in securities and capital markets; loss of key personnel; labor difficulties, including strikes and work stoppages; insufficiency of insurance to cover lost revenue, profits or other damages; acts of terrorism or risk of terrorist activities; war or risk of war; domestic and international economic conditions; political and economic conditions in Mexico and the level of trade between the United States and Mexico; the outcome of claims and litigation involving KCS or its subsidiaries; and other factors affecting the operation of the business. More detailed information about factors that could affect future events may be found in filings by KCS with the Securities and Exchange Commission, including KCS’ Annual Report on Form 10-K for the year ended December 31, 2013 (File No. 1-4717) and subsequent reports. Forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved. As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements. KCS is not obligated to update any forward-looking statements in this news release to reflect future events or developments.